Exhibit 10.9

SIXTH AMENDMENT TO THE
PENN NATIONAL GAMING, INC.
DEFERRED COMPENSATION PLAN

WHEREAS, Penn National Gaming, Inc. (the "Company") maintains the Penn National Gaming, Inc. Deferred Compensation Plan (the "Plan"); and

WHEREAS, Section 12.2 of the Plan provides that the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") may amend the Plan with respect to significant Plan design changes and/or any changes having a significant economic impact on the Company or on senior executives of the Company; and

WHEREAS, the Compensation Committee wishes to amend the Plan to cease annual Company contributions thereto effective as of April 1, 2020.

NOW, THEREFORE, the Plan is hereby amended, effective as of April 1, 2020, as follows:

1.Section 3.5 is amended by adding the following after the first sentence therein:

"Effective April 1, 2020, no amounts shall be credited to the Company Contribution Account of any Participant pursuant to the preceding sentence with respect to any compensation received by a Participant on or after April 1, 2020."

2.In all other respects, the Plan shall remain as previously written.

Accordingly, this Sixth Amendment has been adopted this 24th day of March, 2020.